                                                                      Ex-99.A4.2

                              SUBLICENSE AGREEMENT
                              --------------------
                   (SPDRs to Trustee on behalf of SPDRs Trust)

         This Sublicense Agreement is entered into as of this 1st day of
November, 2005 (this "Sublicense Agreement"), by and among STATE STREET BANK AND
TRUST COMPANY, a Massachusetts bank and trust company, in its capacity as trustee ("Sublicensee") of the Standard & Poor's Depositary Receipts ("SPDR")
Trust, Series 1, a unit investment trust registered under the Investment Company
Act of 1940 and organized under the laws of the State of New York (the "SPDRs
Trust"), STATE STREET GLOBAL MARKETS, LLC, a Delaware limited liability company
("Licensee"), and STANDARD & POOR'S, a division of The McGraw-Hill Companies,
Inc., a New York corporation ("S&P").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain License Agreement dated as of October
30, 1992, as amended (the "Original License Agreement"), and as further amended and restated by Licensee and S&P on the date hereof (the "Restated License
Agreement"), S&P has granted Licensee a license to (i) use the S&P 500 Index (as defined in the Restated License Agreement) as the basis of the Product to continue to be issued, sponsored, distributed and maintained by Licensee and
(ii) use and refer to the S&P Marks (as defined in the Restated License
Agreement) in connection with the issuance, exchange trading, marketing and/or promotion of the specific Product described in Appendix A attached hereto and incorporated herein;

         WHEREAS, in connection with the use of the S&P 500 Index as the basis of the Product and the issuance of the Product by the SPDRs Trust and for purposes ancillary thereto Sublicensee wishes to use and refer to the S&P 500
Index and the S&P Marks; and

         WHEREAS, all capitalized and undefined terms used herein have the meanings assigned to them in the Restated License Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 1(e) of the
Restated License Agreement, the parties hereto agree as follows:

         1. Subject to the terms and conditions of the Restated License
Agreement, Licensee hereby grants to Sublicensee for the benefit of the SPDRs
Trust a non-exclusive and non-transferable sublicense (which shall not be further sublicensable by Sublicensee) to use the S&P 500 Index and S&P Marks for
the term of the Restated License Agreement solely in connection with the use of the S&P 500 Index as the basis for the Product and the issuance by the SPDRs
Trust of the Product described in Appendix A and for purposes ancillary thereto.
Such sublicense shall be royalty-free with respect to the parties hereto.

         2. This Sublicense Agreement shall terminate upon (a) a material breach by Sublicensee of this Sublicense Agreement which remains uncured after fifteen days from the date on which Sublicensee receives written notice of breach from
Licensee, (b) the expiration or termination of the SPDRs Trust or (c)
termination or expiration of the Restated License Agreement.

         3. Sublicensee acknowledges that it has received and read a copy of the
Restated License Agreement.

         4. This Sublicense Agreement shall be construed in accordance with the laws of New York State without giving effect to the principles of conflicts of laws.

                            [SIGNATURE PAGE FOLLOWS]

                                      -2-

         IN WITNESS WHEREOF, the parties hereto have executed this Sublicense
Agreement as of the date first set forth above.

                                    STATE STREET BANK AND TRUST
                                    COMPANY, AS TRUSTEE OF THE
                                    STANDARD & POOR'S DEPOSITARY
                                    RECEIPTS ("SPDR") TRUST, SERIES 1

                                    By: /s/ Gary L. French
                                        -----------------------------------
                                    Name: Gary L. French
                                        -----------------------------------
                                    Its: Senior Vice President
                                        -----------------------------------

                                    STATE STREET GLOBAL MARKETS, LLC

                                    By: /s/ Vincent Manzi
                                        -----------------------------------
                                    Name: Vincent Manzi
                                        -----------------------------------
                                    Its: Vice President
                                        -----------------------------------

                                    STANDARD & POOR'S, a
                                    division of The McGRAW-HILL
                                    COMPANIES, INC.

                                    By: /s/ Robert A. Shakotko
                                        -----------------------------------
                                    Name: Robert A. Shakotko
                                        -----------------------------------
                                    Its: Managing Director, Index Services
                                        -----------------------------------

                 [Signature page to SPDRs Sublicense Agreement]

                       APPENDIX A TO SUBLICENSE AGREEMENT
                       ----------------------------------

                               PRODUCT DESCRIPTION

                 Standard & Poor's Depositary Receipts ("SPDRs")
                 -----------------------------------------------

         1.  Description of a SPDR
             ---------------------

         A SPDR(TM) is a security which gives the holder (buyer) an undivided interest in a portfolio of securities held in an open-ended Unit Investment
Trust which is traded on a national securities market. SPDRs are currently traded on the American Stock Exchange ("Exchange") in a manner similar to that of ordinary listed equity securities and may be purchased or sold at any time during the Exchange trading day. The trading symbol for SPDRs is SPY.

         2.  Underlying Index
             ----------------

         The Standard and Poor's 500 Composite Stock Price Index - the S&P 500 -
serves as the model for the underlying portfolio of stocks held by the Trustee
Bank. The S&P 500 is a broad-market index of 500 stocks. The composition and weighting of securities held in the underlying stock portfolio closely mirror that of the S&P 500, following specific investment rules as set forth in the
Prospectus. Accordingly, the price of a SPDR on the Exchange is expected to closely track the price levels of the S&P 500 over time.

         3.  Dividends
             ---------

         A SPDR holder receives a quarterly "Dividend Equivalent Amount" of cash corresponding to the cash dividends which accrue to the S&P 500 stocks in the underlying portfolio, less Trust expenses.

         4.  SPDR Creation
             -------------

         SPDRs are created on Exchange trading days in "Creation Unit" block sizes of 50,000 by the deposit of a portfolio of stocks together with a specified cash amount, as described below in the section entitled "Creation
Unit".

         5.  SPDR Redemption
             ---------------

         SPDRs may be redeemed on Exchange trading days in "Creation Unit" block sizes of 50,000 in exchange for the same portfolio of stocks and cash that correspond to SPDR creations.

         6.  Creation Unit
             -------------

         A "Creation Unit" is a block of 50,000 SPDRs which corresponds to a basket of securities designated by the Trustee to closely approximate the composition and weighting of the S&P 500 on the day of the request for creation, together with a specified Total Cash Amount Per Creation Unit. This specified
Total Cash Amount Per Creation Unit includes:

         (1) the "Dividend Equivalent Amount" reflecting the accrued dividends of the stocks on deposit with the Trustee, ordinarily accrued for stocks with ex-dividend dates from the third Friday in March, June,
         September, and December through and including the day of the request for creation or redemption, less accrued Trust expenses over the same period, plus

         (2) an adjusting dollar amount which assures that the total market value of the stock plus cash in the Creation Unit equals the Net Asset
         Value of the Trust per Creation Unit outstanding at the market close on the day of the request for creation or redemption.

         7.  Dividend Equivalent Amount
             --------------------------

         The Dividend Equivalent Amount is the cash amount to be paid by the
Trustee for each SPDR outstanding on SPDR record date. It includes a proportional amount of cash corresponding to the regular cash dividends (less accrued Trust expenses) for the stocks on deposit with the Trustee which have gone ex-dividend during each quarterly accrual period beginning on the third
Friday of March, June, September, and December. A portion of the Dividend
Equivalent Amount may be characterized as a return of capital to reflect cash amounts deposited through creations.

         8.  Trading Unit
             ------------

         SPDRs trade on the American Stock Exchange in round lots of 100, with odd-lot trading permitted.

         9.  Price Quotations
             ----------------

         SPDR prices are quoted in dollars in decimal format.

         10. Dividend Settlement
             -------------------

         The ex-dividend date for the quarterly dividend equivalent payment for
SPDRs is the third Friday of March, June, September and December. Dividend
Equivalent Amounts will ordinarily be paid quarterly on the last business day in
April, July, October, and January to all SPDR holders of record as of the fourth business day following the most recent ex-dividend date.

         11. Creation/Redemption Procedures with the Trustee
             -----------------------------------------------

         The shares of component stocks in a Creation Unit will be determined by the Trustee on the evening preceding each trading day. Orders requesting the creation or redemption of 50,000 SPDRs or multiples thereof for the underlying basket of stock plus cash must be given before 4:00 p.m. NY time on any trading day following designated procedures which will be available from the Sponsor.

         12. Position Limits
             ---------------

         There are no position limits on SPDRs.

         13. Customer Margin
             ---------------

         It is anticipated that SPDRs will be treated as equity securities for margin purposes following the first 30 days in the customer's account.

         14. Trading Hours on the American Stock Exchange
             --------------------------------------------

         9:30 a.m. to 4:15 p.m. NY time, and available for the After-Hours
Trading Facility.

         15. Trading System
             --------------

         Specialist/Registered Trader.

         16. Clearing
             --------

         SPDRs are Exchange-traded equity securities cleared through the
National Securities Clearing Corporation (NSCC).

         17. Settlement
             ----------

         SPDR trades, as well as SPDR creation or redemption requests, settle in three business days. SPDRs are non-certificated (book entry only) equity securities held at The Depository Trust Company.

         18. Product Description
             -------------------

         Exchange Rule 1000, Commentary .01 requires delivery of a product description to each customer purchasing SPDRs not later than the time a confirmation of the first transaction is delivered to the purchaser.